Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to incorporation by reference in Registration Statement Nos. 333-43223, 333-45568, and 333-124693 on Form S-8 of our reports dated February 26, 2010, relating to the consolidated financial statements of Harbinger Group Inc., and the effectiveness of Harbinger Group Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Harbinger Group Inc. for the year ended December 31, 2009.
Deloitte & Touche LLP
Rochester, New York
March 8, 2010